Exhibit 31.2
CERTIFICATION
I, Ben K. Wells, certify that:
1.	I have reviewed this Amendment to the Annual Report on Form 10-K of Burger King Holdings, Inc., and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Ben K. Wells
Ben K. Wells
Chief Financial Officer

Dated: September 17, 2010